UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2025

KITE REALTY GROUP TRUST

KITE REALTY GROUP, L.P.

(Exact name of registrant as specified in its charter)

Maryland	001-32268	11-3715772
Delaware	333-202666-01	20-1453863
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

30 S. Meridian Street, Suite 1100, Indianapolis, IN 46204

(Address of principal executive offices) (Zip Code)

(317) 577-5600

(Registrant's telephone number including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares, $0.01 par value per share	KRG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, on September 29, 2025, Dave Buell notified Kite Realty Group Trust (the “Company”) of his intention to resign from his role as the Company’s Senior Vice President, Chief Accounting Officer, effective November 21, 2025. Upon Mr. Buell’s departure, Joseph Schmid assumed the role of interim principal accounting officer for the Company. Mr. Schmid also serves as the Company’s interim Chief Accounting Officer.

Mr. Schmid, 37, previously served as Audit & Assurance Senior Manager at Deloitte & Touche LLP (“Deloitte”) from August 2020 until he joined the Company in October 2025. At Deloitte, Mr. Schmid was responsible for the oversight of audit engagements across multiple industries, with a primary focus on real estate investment trusts. Mr. Schmid has over 13 years of experience in accounting and finance in public and private companies. Mr. Schmid received a B.S. and M.S. in Accounting from Michigan State University and is a certified public accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KITE REALTY GROUP TRUST

Date: November 26, 2025	By:	/s/ HEATH R. FEAR
Heath R. Fear
Executive Vice President and Chief Financial Officer

KITE REALTY GROUP, L.P.

	By:	Kite Realty Group Trust, its sole general partner

Date: November 26, 2025	By:	/s/ HEATH R. FEAR
Heath R. Fear
Executive Vice President and Chief Financial Officer